                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                   Tendered Pursuant to the Offer to Purchase

                              Dated March 31, 2005

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
               ON WEDNESDAY, APRIL 27, 2005, UNLESS THE OFFER IS
                                    EXTENDED.

          Complete This Notice of Withdrawal And Return Or Deliver To:

                             UMB Fund Services, Inc.
                            803 West Michigan Street
                                     Suite A
                               Milwaukee, WI 53233

                 Attn: Jay B. Howard, Tender Offer Administrator

                           For additional information:

                              Phone: (414) 271-5885

                               Fax: (414) 221-6969

Blue Rock Market Neutral Fund, LLC

Ladies and Gentlemen:

            The undersigned wishes to withdraw the tender of its limited liability company interest in Blue Rock Market Neutral Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated
_____________________.

This tender was in the amount of:

            [ ] Entire limited liability company interest.

            [ ] Portion of limited liability company interest expressed as a specific dollar value.

                             $_____________________

            [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

            The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Blue Rock Market Neutral Fund, LLC

SIGNATURE(s).

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:

___________________________________     ___________________________________

Signature                               Print Name of Investor

(SIGNATURE OF OWNER(s) EXACTLY AS
 APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________     ___________________________________

Print Name of Investor                  Signature

                                        (SIGNATURE OF OWNER(s) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________     ___________________________________

Joint Tenant Signature if necessary     Print Name of Signatory and Title

(SIGNATURE OF OWNER(s) EXACTLY AS
 APPEARED ON SUBSCRIPTION AGREEMENT)

___________________________________     ___________________________________

Print Name of Joint Tenant              Co-signatory if necessary

                                        (SIGNATURE OF OWNER(s) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION AGREEMENT)

                                        ___________________________________

                                        Print Name and Title of Co-signatory

 Date: ________________________________